Exhibit 15.2

Date: July 30, 2024

Akso Health Group

Room 8201-4-4(A), 2nd Floor, Qiantongyuan Building,No. 44,

Moscow Road, Qianwan Bonded Port Area,Qingdao Pilot Free Trade Zone,

Shandong, People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—Risks Related To Doing Business In The People’S Republic Of China” in Akso Health Group’s annual report on Form 20-F for the year ended March 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of July 2024. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ Hebei Changjun Law Firm

Hebei Changjun Law Firm